Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of U.S. Gold Corporation on Form S-8 (File No. 33-47460) of our report dated March 17, 2000, on our audits of the financial statements of U.S. Gold Corporation as of December 31, 1999 and the results of its operations, and its cash flows for each of the two years ended December 31, 1999 and 1998, which report is included in the Annual Report on Form 10-KSB,

Stark Tinter & Associates, LLC
Denver, Colorado
May 9, 2000